Joint Filer Information

Name:			Aventis Holdings Inc.

Address:			3711 Kennett Pike, Suite 200
			Greenville, Delaware 19807

Designated Filer:		Aventis Inc.

Issuer:			Introgen Therapeutics Inc.

Nature of Interest:		Direct (1)

Date of Event
Requiring Statement:	September 22 and 23, 2004

Signature:			/s/ Joseph M. Palladino